Exhibit 32

Certification Pursuant to 18 U.S.C. 1350 as Adopted Pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned each hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Uwharrie Capital Corp (the “Issuer”) for the quarter ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: November 12, 2010	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Date: November 12, 2010	/s/ Robert O. Bratton
Robert O. Bratton
Principal Financial Officer